Exhibit 1

Form 10-QSB for period ended March 31, 1998


                           [Seal of the Registrar]


                         CERTIFICATE OF INCORPORATION
                                ON NAME CHANGE

                             COMPANY NO. 2546817

     The Registrar of Companies for England and Wales hereby certifies that UTI CHEMICALS (EUROPE) LIMITED

     Having by special resolution changed its name, is now incorporated under the name of:

     URATHON LIMITED

     Given at Companies House, Cardiff, the 11th November 1997.

                                       /S/ E.P. Owen
                                           Mrs. E.P. Owen
                                           For the Registrar of Companies

                                   [Symbol]
                               COMPANIES HOUSE